EX-99.B-77Q1(e)

SUB-ITEM 77Q1(e): New or amended Registrant investment advisory contracts.

WADDELL & REED ADVISORS FUNDS

Appendix A and Appendix B to the Investment Management Agreement between Waddell & Reed Advisors Funds and Waddell & Reed Investment Management Company on behalf of each of the Funds in the Trust, amended and effective January 1, 2015, were filed with the Securities and Exchange Commission by EDGAR on January 28, 2015 in Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A, and is incorporated by reference herein.